UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2022

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 14, 2022 DigitalBridge Group, Inc., a Maryland corporation (“DigitalBridge” or the “Company”), DigitalBridge Operating Company, LLC, a Delaware limited liability company and DigitalBridge’s operating company (“DBOC”) and DigitalBridge Digital IM Holdco, LLC, a Delaware limited liability company and wholly owned subsidiary of DBOC (“Purchaser”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with affiliates of Wafra, Inc., a Delaware corporation (collectively, “Wafra”). DigitalBridge, DBOC, and certain of DBOC’s subsidiaries previously entered into a series of agreements with Wafra on July 17, 2020, pursuant to which, among other things, Wafra made an investment in DigitalBridge Management Holdings, LLC, a Delaware limited liability company and subsidiary of DigitalBridge (“DBMH”), which operates the Company’s digital investment management business, as more fully described in the Current Report on Form 8-K filed by DigitalBridge on July 23, 2020 (the “Strategic Minority Investment”). Subject to the terms and conditions of the Purchase Agreement, at closing (i) Purchaser will pay or cause to be paid consideration to Wafra in the amount of $390,000,000 in cash, less certain adjustments for a net cash payment of $388,517,055, and 57,741,599 shares of the Company’s Class A common stock, par value $0.01 (“Common Stock”); (ii) Purchaser will acquire Wafra’s 31.5% membership interest in DBMH; (iii) with certain limited exceptions, Wafra will sell or forego its right to invest in, or receive carried interest from, future investment management products; and (iv) Wafra’s carried interest in DigitalBridge Partners II, L.P. will be reduced from 12.6% to 7% (collectively, the “Transactions”). Wafra will retain its investment in and, except as provided above, its allocation of carried interest from, existing investment management products.

The Purchase Agreement also provides that Purchaser will pay Wafra an earnout based on FEEUM (as defined in the Purchase Agreement) raised during the period from December 31, 2021 to December 31, 2023 as follows: (i) $125 million if at least $6 billion of FEEUM is raised; (ii) $100 million if at least $5 billion but less than $6 billion of FEEUM is raised; and (iii) $90 million if at least $4 billion but less than $5 billion of FEEUM is raised. Any portion of the earnout that is earned from December 31, 2021 to December 31, 2022 will be paid on March 31, 2023 (the “First Earnout Payment”), and any remaining portion of the earnout that is earned through December 31, 2023 shall be paid on March 31, 2024 (the “Second Earnout Payment” and, together with the First Earnout Payment, the “Earnout Payments” and each an “Earnout Payment”). Purchaser may, at its option, elect to pay up to 50% of the First Earnout Payment and/or the Second Earnout Payment in Common Stock.

At the Closing, the Company, Wafra and/or certain of their affiliates, as applicable, will enter into (i) an amended and restated carried interest participation agreement (the “Amended and Restated Carried Interest Participation Agreement”), (ii) a termination agreement (the “Termination Agreement”), (iii) a registration rights agreement (the “Registration Rights Agreement”) and (iv) an amended and restated warrants (the “Amended and Restated Warrants”), each in the form attached to the Purchase Agreement.

The Amended and Restated Carried Interest Participation Agreement will amend certain carried interest rights, information rights, and covenants granted to Wafra in connection with the Strategic Minority Investment.

Pursuant to the Termination Agreement, the following documents, each dated July 17, 2020 and as defined in the Termination Agreement, will be terminated as of the Closing except to the extent otherwise provided in the Termination Agreement: (i) the Investor Rights Agreement; (ii) the Investment Agreement; (iii) the Carry Investment Agreement; (iv) the Ganzi Acknowledgement Letter; (v) the Jenkins Acknowledgement Letter; and (vi) the Specified / Warehouse Investment Side Letter.

The Registration Rights Agreement will provide Wafra six demand registration rights and certain piggyback registration rights, as described in further detail in the Registration Rights Agreement. The Registration Rights Agreement will also require the Company to file a shelf registration statement registering Wafra’s Registrable Securities (as defined in the Registration Rights Agreement) within six months of Closing.

As previously disclosed, in connection with the Strategic Minority Investment on July 17, 2020, the Company issued to Wafra five warrants (each, a “Warrant,” and collectively, the “Warrants”) to purchase up to an aggregate of 26,760,000 shares of Common Stock, with staggered strike prices for each Warrant ($2.43, $3, $4, $5 and $6 per share, respectively) that are exercisable until July 17, 2026. Pursuant to the Purchase Agreement, upon Closing, the Warrants will be amended and restated to increase the Beneficial Ownership Limitation (as defined in the Warrants) to 9.8% and provide for a net cash settlement (at the Company’s or Wafra’s election) upon the exercise of the Amended and Restated Warrants if such exercise would result in Wafra beneficially owning in excess of 9.8% of the issued and outstanding shares of Common Stock.

The Purchase Agreement contains customary representations and warranties from each of Purchaser and the Wafra parties thereto which will survive until the applicable statute of limitations, and each party has agreed to indemnify the other with respect to these and certain other obligations under the Purchase Agreement. Each party has agreed to customary covenants, including to use commercially reasonable efforts to consummate the transaction as soon as reasonably practicable. In addition, upon Closing, DigitalBridge will name Adel Alderbas (Wafra’s Chief Investment Officer) as a senior advisor to DigitalBridge and Mr. Alderbas will remain in such position until the date that is three years from the Closing.

The Closing is subject to customary conditions, including expiration of the waiting period applicable to the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Purchase Agreement provides certain termination rights for each of Purchaser and Wafra, including in the event the Closing has not occurred by July 31, 2022 (the “Outside Date”). The Outside Date will automatically extend for additional thirty day periods (but not beyond October 31, 2022) if all conditions to closing, other than those conditions relating to (i) regulatory approval and (ii) the absence of governmental laws or orders enjoining or prohibiting the transaction, have been satisfied.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (including the form of Amended and Restated Carried Interest Participation Agreement, form of Termination Agreement, form of Registration Rights Agreement and form of Amended and Restated Warrants, each attached as an exhibit thereto), a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01    Other Events.

On April 18, 2022, the Company issued a press release announcing the signing of the Purchase Agreement described above and the Company’s transition to a corporation taxed as a conventional C-Corp and election not to remain a corporation taxed as a real estate investment trust (“REIT”). A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

In addition, on April 18, 2022, the Company made available a transaction summary and REIT update presentation on the Company’s website at www.digitalbridge.com. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement regarding Forward-Looking Statements

This current report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Transactions will be completed within the time frame and on the terms anticipated or at all, whether the Company will realize any of the anticipated benefits from the Transactions, whether the Company’s investment management business will continue to grow at the rate anticipated, whether the Company will be able to utilize existing tax attributes as contemplated, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report. The Company is under no duty to update any of these forward-looking statements after the date of this current report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1
Agreement of Purchase and Sale, dated as of April 14, 2022, by and among DigitalBridge Digital IM Holdco, LLC, Wafra Strategic Holdings LP, W-Catalina (B) LLC, W-Catalina (S) LLC, W-Catalina (C) LLC, and, solely with respect to certain sections, DigitalBridge Group, Inc. and DigitalBridge Operating Company, LLC

99.1	Press Release, dated April 18, 2022
99.2	Presentation, dated April 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 18, 2022	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer